                                                                   EXHIBIT 23.2

        CONSENT OF ARTHUR ANDERSEN LLP, INDEPENDENT PUBLIC ACCOUNTANTS

   As independent public accountants, we hereby consent to the incorporation by reference in the 1999 Form 10-K of SmartForce PLC of our reports dated January 30, 1998, on the consolidated financial statements of The ForeFront Group, Inc., and subsidiaries for the year ended December 31, 1997, included in the Form S-4 Registration Statement of CBT Group PLC (File No. 333-51159). It should be noted that we have not audited any financial statements of The ForeFront Group, Inc. and subsidiaries subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our report.

Houston, Texas                                   /s/ Arthur Andersen LLP
                                          -------------------------------------
March 30, 2000                            Arthur Andersen LLP